UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2011

CASABLANCA MINING LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9880 Magnolia Ave. Suite 176
Santee, CA  92071
(Address of principal executive offices)

 (former name or former address, if changed since last report)

619-717-8047
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 10, 2011, Casablanca Mining Ltd. (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Angelique de Maison (“Ms. de Maison”) whereby Ms. de Maison agreed to purchase up to 1,000,000 shares of common stock of the Company (the “Common Stock”) for a purchase price of $1.00 per share, in one or more installments as requested by the Company.  The purchase of 315,000 shares of Common Stock was completed concurrently with the execution of the Stock Purchase Agreement and the purchase of 230,000 shares of Common Stock was completed on March 16, 2011. Either party may terminate the Stock Purchase Agreement with respect to any shares of Common Stock not purchased on or before June 30, 2011.

Prior to the issuance of the shares as set forth above, Ms. de Maison beneficially owned 15.5% of the Company’s Common Stock.  Ms. de Maison may also be considered a related party to Zirk Engelbrecht, who is President and a director and of the Company, under the rules of the Securities Exchange Act of 1934.  Ms. de Maison, and any entity controlled by Ms. de Maison, disclaim beneficial ownership of any securities beneficially owned by Mr. Engelbrecht or any entity controlled by Mr. Engelbrecht, and Mr. Engelbrecht, and any entity controlled by Mr. Engelbrecht, disclaim beneficial ownership of any securities beneficially owned by Ms. de Maison or any entity controlled by Ms. de Maison.

 The preceding discussion is qualified in its entirety by the full text of the Stock Purchase Agreement which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits:

Exhibit	Description

10.1	Stock Purchase Agreement, dated March 10, 2011, between Casablanca Mining Ltd. and Angelique de Maison

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD ENERGY CORP.

Date: March 16, 2011	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer

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